Exhibit T3B.22
RESTATED
LIMITED LIABILITY COMPANY AGREEMENT 1
OF
CIT HOLDINGS, LLC
          This Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of CIT Holdings, LLC (the “Company”), is entered into by C.I.T. Leasing Corporation, as the sole member (the “Initial Member”). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.
          The Initial Member, by execution of this Agreement, (i) hereby continues the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and (ii) hereby agrees as follows:
     1. Name.
          The name of the limited liability company heretofore continued hereby is CIT Holdings, LLC.
     2. Principal Business Office.
          The principal business office of the Company shall be located at 1 CIT Drive, Livingston, NJ 07039 or such other location as may hereafter be determined by the Member.
     3. Registered Office.
          The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     4. Registered Agent.
          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

[1]	Adopted by the sole member on November 11, 2005

     5. Members.
          The name and the mailing address of the Initial Member(s) are set forth on Schedule B attached hereto.
     6. Certificates.
          Anne Beroza, as an “authorized person” within the meaning of the Act, shall execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” shall cease, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or any of its officers shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.
     7. Purposes.
          The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
     8. Powers.
          The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
     9. Management.
          a. Classes of Managers. As permitted under the Delaware Limited Liability Company Act, as amended, the Company shall have two classes of Managers.
               (i.) Class 1 Managers shall consitute the Board of Managers and shall be entitled to vote at all of its meetings. The term “Class 1 Managers” shall be interchangeable with the term “Manager” as its relates to limited liability companies, in general.
               (ii) Class 2 Managers shall be elected by the Board of Managers. Class 2 Managers shall not be members of the Board of Managers nor shall they be entitled to vote at any meetings thereof. Class 2 Managers shall serve as the officers of the Company as described in Section 11 below. When circumstances so require, Class 2 Managers may execute documents under the title “Manager” provided that such action is within the scope of authority, as set forth in this Agreement or by resolution of the Board of Managers, of the office to which said Class 2 Manager has been elected by the Board of

Managers. The term “Class 2 Manager” shall not be interchangeable with the term “Manager” as it relates to limited liability companies, in general, nor as such term appears hereinafter in this Agreement.
          a. Board of Managers. The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Class 1 Managers (hereinafter “Manager”). The Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion. The initial number of Managers shall be three. Each Manager elected, designated or appointed shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation or removal. Each Manager shall execute and deliver the Management Agreement. Managers need not be Members.
          b. Powers. The Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board of Managers has the authority to bind the Company.
          c. Meeting of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.
          d. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
          e. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

          f. Committees of Managers.
               (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
               (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
               (iii) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
          g. Written Consent of Managers. Whenever, by provision of statute or of the Certificate of Formation or by this Limited Liability Company Agreement, the vote of the Board of Managers or any committee thereof is required or permitted to be taken at a meeting thereof in connection with any action, the meeting and the vote of the Board of Managers or any committee thereof may be dispensed with if all of the members of the Board of Managers or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board of Managers or the committee shall be filed with the minutes of the proceedings of the Board of Managers or committee.
          h. Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed, with or without cause, by majority vote of the Member(s), and, any vacancy caused by any such removal may be filled by majority vote of the Member(s).
          i. Managers as Agents. To the extent of their powers set forth in this Agreement, Class 1 Managers and Class 2 Managers (collectively referred to in this subsection as “Managers”) are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.
     10. Duties of Managers.
          Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.
     11. Officers.
          a. Offices, Election, Term.
               (i) The Board of Managers may elect or appoint Class 2 Managers who shall serve as the officers of the Company (hereinafter “Officers” or by specific title), including a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided. The Chairman of the Board, the President or the Chief Executive Officer together with the Secretary of the Corporation may appoint any such other officers or agents, other than a Chief Executive Officer, President or Secretary, fix their term of office, and prescribe their respective authorities and duties. Any two or more offices may be held by the same person.
               (ii) All officers shall be elected or appointed to hold office until the meeting of the Board of Managers immediately following the Annual Meeting of Members.
               (iii) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his earlier resignation or removal.
               (iv) The Board of Managers may require any officer to give security for the faithful performance of his duties.
               (v) The Board of Managers may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers.
          b. Removal and Resignation.
               (i) Any officer elected or appointed by the Board of Managers may be removed by the Board at any time, with or without cause.
               (ii) Any officer elected or appointed by the Chairman of the Board, the Chief Executive Officer or the President together with the Secretary of the Corporation may be removed by said officers and/or the Board of Managers at any time, with or without cause.
               (iii) If, for any reason, any elected or appointed officer of the Corporation ceases to be employed by CIT Group Inc. or any of its affiliates, such cessation of employment shall have the same effect as if such individual resigned as an officer of the Corporation. Under such circumstances, the Board of Managers shall not require the resigning officer to deliver a signed resignation, but instead, based on information received from the Human Resources Department of CIT Group Inc. or any of its affiliates, the Secretary or any Assistant Secretary of the Corporation shall file with the minutes of the meetings of the Corporation a notice of the officer’s cessation of employment and consequent resignation as an officer of the Corporation.
               (iv) In the event of the death, resignation or removal of an officer, the Board of Managers, in its discretion, may elect or appoint a successor to fill the unexpired term.
               (v) The Board of Managers may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.
          c. The Chief Executive Officer. The Chief Executive Officer shall: (i) oversee the overall business and management of the Corporation; (ii) report to the Members on the business and affairs of the LLC; and (iii) perform such duties as from time to time may be assigned to him by the Board of Managers.
          d. The President. The President shall: (i) preside at all meetings of the Board of Managers, provided that the President is a member of the Board of Managers; (ii) be controlled by the Chief Executive Officer and the Board of Managers of the Company and shall make reports concerning the business and affairs of the Company to the Chief Executive Officer and the Board of Managers as requested ; and (iii) have the general powers and duties of supervision, management, direction and control of the business of the Company usually vested in the office of President, including, without limitation, the authority to sign or countersign all certificates, contracts, or other instruments of the Company as authorized by the Board of Managers.
               The officers of the Company shall be responsible to the President for the proper and faithful discharge of their several duties, and shall each report to him as he may from time to time require.
          e. The Vice Presidents. The title of Vice President may be preceded by the words “Executive”, “Senior”, or “Assistant” to indicate the rank of such Vice President, set forth above in the order of rank with “Executive” being the highest rank of Vice President. The term Vice President(s) as used in these by-laws shall include all ranks of Vice President.

               The Vice Presidents shall possess the power to sign all certificates, contracts, obligations and other instruments to which the Company is a party and such execution by any one of the Vice Presidents shall be legal, valid, and binding upon the Company. During the absence or disability of the President, the Vice President or, if there are more than one, the Vice Presidents in the order of (i) rank, (ii) election, or (iii) as determined by the board of Managers, shall have all of the powers and functions of the President. Each Vice President shall perform such other duties as the President may delegate or as the Board of Managers shall prescribe.
          f. The Secretary. The Secretary shall: (i) keep the minutes of all meetings of the Board of Managers and of the Stockholders and cause the same to be recorded in the books provided for that purpose; (ii) give or cause to be given notice of all meetings of Members and of special meetings of the Board of Managers; (iii) keep all the documents and records of the Company, as required by law or otherwise, in the proper and safe manner; and (iv) perform all such other duties as may be incident to the office of Secretary and perform all such other duties as may be prescribed by the President or the Board of Managers.
          g. The Assistant Secretary. During the absence or disability of the Secretary, the Assistant Secretary or, if there be more than one, the one so designated by the Secretary, the President or the Board of Managers, shall have all the powers and functions of the Secretary. The Assistant Secretary shall perform all such other duties as may be prescribed by the Secretary, the President, or the Board of Managers.
          h. The Treasurer. The Treasurer shall: (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in the corporate books; (iii) deposit all money and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers; (iv) disburse the funds of the Company as may be ordered or authorized by the Board of Managers and preserve proper vouchers for such disbursements; (v) render to the President and the Board of Managers, at the regular meetings of the Board of Managers, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the Company; (vi) render a full financial report at the Annual Meeting of the Members, if so requested; (vii) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Company; and (viii) perform such other duties as are given to him by these By-Laws or from time to time, are assigned to him by the Board of Managers or the President.
          i. The Assistant Treasurer. During the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, the one so designated by the Treasurer, the President or the Board of Managers, shall have all the powers and functions of the Treasurer. The Assistant Treasurer shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Managers.
          j. The Controller. The Controller shall examine and certify the accounts of the Company and shall report to the Board of Managers or to such officer as the Board of Managers may require.
          k. The Assistant Controller. During the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, the one so designated by the Controller, the President or the Board of Managers, shall have all the powers and functions of the Controller. The Assistant Controller shall perform all such other duties as may be prescribed by the Treasurer, the President, or the Board of Managers.
          l. Delegation of Duties. In the case of the absence of any officer of the Company, or for any other reason that the Board of Managers deems sufficient, the Board of Managers may delegate, for any designated period of time, the powers or duties, or any of these, of such officer to any other officer, or to any Manager, provided that one person is not given the powers and duties of both the President and Secretary.
          m. Voting in Other Corporations. Whenever the Company owns an interest in any other company or legal entity, any right or power of the Company as such owner (including the attendance, acting and voting at Stockholder/Member/owner meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, the Secretary, or such other person as the Board of Managers may authorize.
          n. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and, the actions of the Officers taken in accordance with such powers shall bind the Company.
          o. Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.
          p. Forms of Signature Acceptable forms of signature under which the officers may bind the corporation are by hand, autographically, by facsimile or by uniquely marked, computer-generated signatures or by other electronic methods. As set forth in Section 9a(2) of this Agreement, when circumstances so require Officers, being Class 2 Managers, may execute documents under the title “Manager” provided that such action is within the scope of authority, as set forth in this Agreement or by resolution of the Board of Managers, of the office to which said Class 2 Manager has been elected by the Board of Managers.
     12. Indemnification.
          The Company shall indemnify its officers, Managers, employees and agents to the extent set forth in the By-Laws of CIT Group Inc., the ultimate parent of the Company and/or any successor thereto, as permitted by the Act.

     13. Capital Contributions.
          The Initial Member was deemed admitted as the Member of the Company upon the execution and delivery of the Initial LLC Agreement. The Initial Member shall contribute the amount of cash to the Company listed on Schedule B attached hereto.
     14. Additional Contributions.
          The Initial Member is not required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
     15. Allocation of Profits and Losses.
     The Company’s profits and losses shall be allocated to the Member.
     16. Distributions.
          Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Basic Documents.
     17. Books and Records.
          The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. Each Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor shall be an independent public accounting firm selected by the Member.

     18. Assignments.
          The Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 18, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.
     19. Resignation.
          A Member may resign from the Company with the written consent of the Initial Member. If a Member is permitted to resign pursuant to this Section 19, an additional member of the Company shall be admitted to the Company, subject to Section 20, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
     20. Admission of Additional Members.
          One or more additional members of the Company may be admitted to the Company with the written consent of the Member.
     21. Dissolution.
          a. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          b. The bankruptcy (as defined in Section 18-101 (1) of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
          c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     22. Waiver of Partition; Nature of Interest.
          Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Members in the Company is personal property.
     23. Benefits of Agreement; No Third-Party Rights.
          None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.
     24. Severability of Provisions.
          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
     25. Entire Agreement.
     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
     26. Governing Law.
          This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
     27. Amendments.
          This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

     28. Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
     29. Notices.
          Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 11th day of November, 2005.

MEMBER: C.I.T. LEASING CORPORATION
By:	/s/ Eric S. Mandelbaum
	Name:	Eric S. Mandelbaum
	Title:	Senior Vice President & Secretary

SCHEDULE A
Definitions
A. Definitions
     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
          “Act” has the meaning set forth in the preamble to this Agreement.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
          “Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.
          “Board” or “Board of Managers” means the Board of Managers of the Company.
          “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on October 21,1999, as amended or amended and restated from time to time.
          “Class 1 Manager” means the managers constituting the Board of Managers and who are entitled to vote at all meetings thereof.
          “Class 2 Manager” means the managers who are appointed by the Board of Managers to serve as the officers of the Company and who are not entitled to vote at meetings of the Board of Managers.
          “Control” means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
          “Covered Persons” has the meaning set forth in Section 18a.
          “Manager” means the Class 1 Manager(s) elected to the Board of Managers from time to time by the Member. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

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          “Initial Member” means C.I.T. Leasing Corporation, as the sole member of the Company.
          “Management Agreement” means the agreement of the Class 1 Managers in the form attached hereto as Schedule C.
          “Member” means the Initial Member and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.
          “Officer” means a Class 2 Manager elected as an officer of the Company described in Section 11. The initial Officers are listed on Schedule D hereto.
          “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
B. Rules of Construction
     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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